CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 14, 2016 with respect to the audited financial statements of EliteSoft Global, Inc. for the year ended December 31, 2015. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 18, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Elitesoft Global, Inc.

We consent to the inclusion in the foregoing Registration Statement of Elitesoft Global, Inc. (the “Company”) on Form S-1, of our report dated March 20, 2015, relating to our audit of the balance sheet as of December 31, 2014, and statement of operations, stockholders' deficit and cash flows for the period from June 23, 2014 (Inception) to December 31, 2014. Our report dated March 20, 2015, related to these financial statements, included an emphasis paragraph regarding an uncertainty as to the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach

September 7, 2016

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